For border crossing information, please see p. 59


EXHIBIT 99.1
PAGE 1 of 3
SIERRA KAOLIN LOCATION MAP
NEAR WINSTON, NM
© Rand McNally
COLORADO
UTAH
ARIZONA
TEXAS
MEXICO
CHIHUAHUA
Farmington
Santa Fe
Albuquerque
Rio Rancho
Las Vegas
Gallup
Grants
Socorro
Truth or Consequences
Las Cruces
Alamogordo
Roswell
Artesia
Carlsbad
Hobbs
Clovis
Portales
Tucumcari
Santa Rosa
Raton
Clayton
Silver City
Deming
Lordsburg
El Paso
Ciudad Juárez
Los Alamos
Espanola
Taos
Winston
SAN ANDRES MTS.
0 10 20 mi
0 10 20 30 km
MOUNTAIN T.Z. | CENTRAL T.Z.

New Mexico

Population: 1,874,614
Land area: 121,356 sq. mi.
Capital: Santa Fe

Cities and Towns

Acomita D-2
Alameda D-3
Alamogordo G-4
Albuquerque D-3
Anthony H-3
Artesia G-6
Aztec B-2
Bayard G-2
Belen D-3
Bernalillo D-3
Bloomfield B-2
Bluewater D-2
Capitan F-5
Carlsbad G-6
Carrizozo F-4
Cedar Crest D-4
Central G-2
Chama A-3
Chimayo C-4
Cimarron B-5
Clayton B-7
Cloudcroft G-4
Clovis E-7
Columbus H-2
Crownpoint C-2
Cuba C-3
Deming H-2
Dexter F-6
Dulce A-3
Edgewood D-4
Espanola C-4
Estancia D-4
Eunice G-7
Farmington B-2
Fort Sumner E-6
Gallup C-1
Grants D-2
Hagerman F-6
Hatch G-3
Hobbs G-7
Hurley G-2
Jal H-7
Jemez Springs C-3
La Luz G-4
Laguna D-3
Las Cruces G-3
Las Vegas C-5
Logan C-7
Lordsburg G-1
Los Alamos C-4
Los Lunas D-3
Loving H-6
Lovington G-7
Magdalena E-3
Melrose E-7
Mescalero F-4
Mesquite H-3
Milan D-2
Mora C-5
Mosquero C-6
Mountainair E-4
Newcomb B-1
Organ G-3
Pecos C-4
Penasco B-4
Pojoaque Valley C-4
Portales E-7
Questa B-4
Ranchos de Taos B-4
Raton A-6
Reserve F-1
Roswell F-6
Ruidoso F-5
San Antonio E-3
San Rafael D-2
Santa Cruz C-4
Santa Fe C-4
Santa Rosa D-5
Santo Domingo Pueblo C-4
Shiprock B-1
Silver City G-2
Socorro E-3
Springer B-6
Sunland Park H-3
Taos B-5
Tatum F-7
Texico E-7
Tierra Amarilla B-3
Tohatchi C-1
Truth or Consequences F-3
Tucumcari D-7
Tularosa G-4
University Park H-3
Vaughn E-5
Zuni D-1

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Express Access Code:

EXHIBIT 99.1
PAGE 2 of 3



NEW MEXICO
MEXICO
CHIHUAHUA
COAHUILA
NUEVO LEON
OKLAHOMA
Roswell
Alamogordo
Artesia
Carlsbad
Hobbs
Las Cruces
El Paso
Ciudad Juárez
Lubbock
Midland
Odessa
Big Spring
Abilene
San Angelo
Pecos
Monahans
Fort Stockton
Alpine
Marfa
Fort Davis
Presidio
Ojinaga
Van Horn
Fredericksburg
Kerrville
Uvalde
Del Rio
Eagle Pass
Piedras Negras
Laredo
Nuevo Laredo
Monterrey
Monclova
Chihuahua
Amarillo
Canyon
Pampa
Borger
Dumas
Dalhart
Plainview
Clovis
Portales

MARFA ZEOLITE LOCATION MAP
NEAR MARFA, TX

randmcnally.com/eac
Express Access Code: UT


EXHIBIT 99.1
PAGE 3 of 3
BEAVER ZEOLITE LOCATION MAP
NEAR BEAVER, UTAH
NEVADA
IDA
WYOMING
COLORADO
ARIZONA
N. M.
Logan
Brigham City
Ogden
Salt Lake City
W. Valley City
Orem
Provo
Evanston
Green River
Rock Springs
Kemmerer
Great Salt Lake
GREAT SALT LAKE DESERT
Vernal
Roosevelt
Price
Helper
Nephi
Fillmore
Richfield
Salina
Milford
Beaver
Minersville
Circleville
Parowan
Cedar City
Panguitch
St. George
Hurricane
Kanab
Moab
Blanding
Monticello
Page
Wendover
West Wendover
Tooele
Grantsville
Green River
CAPITOL REEF NAT'L. PARK
GRAND STAIRCASE-ESCALANTE NATIONAL MONUMENT
GLEN CANYON NAT'L. REC. AREA
DIXIE NATIONAL FOREST
FISHLAKE NATIONAL FOREST
MANTI-LA SAL NAT'L. FOREST
UINTAH AND OURAY INDIAN RESERVATION
DINOSAUR NATIONAL MONUMENT
FLAMING GORGE NAT'L. REC. AREA
ARCHES NAT'L. PARK
CANYONLANDS NAT'L. PARK
NAVAJO NATION
Lake Powell
© Rand McNally

Utah

Population: 2,351,467
Land area: 82,144 sq. mi.
Capital: Salt Lake City

Cities and Towns

City	Grid	City	Grid	City	Grid	City	Grid
American Fork	D-4	Bountiful	C-4	Ephraim	E-4	Helper	E-5
Antimony	G-3	Brigham City	B-3	Escalante	H-4	Hinckley	E-3
Aurora	F-3	Castle Dale	F-5	Eureka	D-3	Holladay	C-4
Beaver	G-3	Cedar City	H-2	Fairview	E-4	Huntington	E-5
Blanding	H-7	Circleville	G-3	Farmington	C-4	Huntsville	B-4
		Clearfield	B-3	Ferron	F-4	Hurricane	I-2
		Coalville	C-4	Fillmore	F-3	Junction	G-3
		Copperton	C-3	Fort Duchesne	D-6	Kanab	I-3
		Delta	F-3	Fountain Green	E-4	Kaysville	B-4
		Duchesne	D-5	Grantsville	C-3	La Verkin	I-2
		East Carbon	E-5	Green River	F-6	Layton	B-3
		Elsinore	F-3	Gunnison	F-4	Lehi	D-4
		Enterprise	H-1	Heber City	C-4	Loa	G-4

City	Grid	City	Grid	City	Grid	City	Grid
Logan	A-4	Neola	C-6	Plain City	B-3	Santaquin	D-4
Manila	C-6	Nephi	E-4	Pleasant Grove	D-4	Smithfield	A-4
Manti	E-4	Newton	A-3	Price	E-5	Spanish Fork	D-4
Milford	G-2	Oak City	E-3	Provo	D-4	Spring City	E-4
Minersville	G-2	Oakley	C-4	Randolph	B-4	Springville	D-4
Moab	F-6	Ogden	B-3	Richfield	F-3	Tooele	C-3
Mona	E-4	Orangeville	E-5	Richmond	A-4	Tremonton	A-3
Monticello	H-7	Orem	D-4	Roosevelt	D-6	Vernal	C-6
Morgan	C-4	Ouray	D-6	Roy	B-3	Virgin	I-2
Moroni	E-4	Panguitch	H-3	St. George	I-1	Wellington	E-5
Mount Pleasant	E-4	Park City	C-4	Salina	F-4	Wendover	C-1
Murray	C-4	Parowan	H-2	Salt Lake City	C-4	West Jordan	C-4
Myton	D-6	Payson	D-4	Sandy	C-4	W. Valley City	C-3